UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) August 15, 2003 August 15, 2003

GLOBETRAC INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33309 (Commission File Number)	33-0953557 I.R.S. Employer Identification No.)

42 Brook Street, London, United Kingdom (Address of principal executive offices)		W1K 5DB (Zip Code)

Registrant’ s telephone number, including area code  44-20-7529-1460 20-7529-1460

INFORMATION TO BE INCLUDED IN REPORT

Item 5.               Other Events and Regulation FD Disclosure.

Pursuant to GlobeTrac Inc’ ’s new release of June 23, 2003, GlobeTrac Inc. confirms that the board of directors of Globetrac Limited, a wholly-owned subsidiary of Global Axxess Corporation Limited which is a wholly owned subsidiary of GlobeTrac Inc., appointed Colin Albert as the chief operating officer of Globetrac Limited. Mr. Albert is responsible for devising and implementing sales and marketing methodologies to expand the breadth and productivity of GlobeTrac Limited s new release of June 23, 2003, GlobeTrac Inc. confirms that the board of directors of Globetrac Limited, a wholly-owned subsidiary of Global Axxess Corporation Limited which is a wholly owned subsidiary of GlobeTrac Inc., appointed Colin Albert as the chief operating officer of Globetrac Limited. Mr. Albert is responsible for devising and implementing sales and marketing methodologies to expand the breadth and productivity of GlobeTrac Limited’ ’s sales and marketing efforts, and achieving the highest levels of customer satisfaction. Mr. Albert comes to Globetrac Limited with more than 10 years experience in operations management, sales and marketing, and business development. Mr. Albert previously worked for AstraZeneca Pty Ltd (NYSE:AZN), one of the world s sales and marketing efforts, and achieving the highest levels of customer satisfaction. Mr. Albert comes to Globetrac Limited with more than 10 years experience in operations management, sales and marketing, and business development. Mr. Albert previously worked for AstraZeneca Pty Ltd (NYSE:AZN), one of the world’ ’s largest pharmaceutical companies, where he held positions in national sales management, regional business management and product management, playing a key role in setting corporate strategy for defined areas of the company in sales and marketing. s largest pharmaceutical companies, where he held positions in national sales management, regional business management and product management, playing a key role in setting corporate strategy for defined areas of the company in sales and marketing.

Also, pursuant to GlobeTrac Inc’ ’s new release of July 31, 2003, GlobeTrac Inc. confirms that the board of directors of Globetrac Limited appointed Lloyd Crook as the chief technology officer of Globetrac Limited. Previously, Mr. Crook was an engineering support manager for Lucent Technologies and was instrumental in implementing, supporting and maintaining Lucent's 3G 1X network in Romania. s new release of July 31, 2003, GlobeTrac Inc. confirms that the board of directors of Globetrac Limited appointed Lloyd Crook as the chief technology officer of Globetrac Limited. Previously, Mr. Crook was an engineering support manager for Lucent Technologies and was instrumental in implementing, supporting and maintaining Lucent's 3G 1X network in Romania.

Page - 1

Item 7. Exhibits.

Exhibit	Description

Exhibit 99.1	Analyst report prepared by Howlett Research Corp. dated July 21, 2003	Included

Item 9. Regulation FD Disclosure.

Attached as an exhibit to this report is the Howlett report. This document is presented for illustration purposes only. No representation is made that the information presented in the report is accurate or complete and the report is not to be used for investment purposes.

The value for the sale of the units in the Howlett report is based on retail prices. In GlobeTrac Inc’ ’s consolidated financial statements, the sales price is lower since the majority of the units have been sold to resellers at wholesale prices. GlobeTrac intends to continue selling to resellers as this will expose GlobeTrac to a larger audience. Additionally GlobeTrac will continue to increase its retail customers. s consolidated financial statements, the sales price is lower since the majority of the units have been sold to resellers at wholesale prices. GlobeTrac intends to continue selling to resellers as this will expose GlobeTrac to a larger audience. Additionally GlobeTrac will continue to increase its retail customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

By:/s/ Jim Pratt
Jim Pratt Jim Pratt – – CEO & Director CEO & Director
Dated: August 15, 2003

EXHIBIT 99.1

Exhibit

Howlett Research Corp.	Research Report
GlobeTrac Inc. (GBTR- OTC Bulletin Board) Commercializing new leading edge wireless technology. Large & untapped commercial markets. Now ramping up comprehensive sales effort.
Jeff Howlett
tel: (604) 885-0883
e-mail: info@howlett-research.com
website: (www.howlett-research.com)

Jeff Howlett is a financial analyst who for over the past 10 yearshas provided research services to companies lacking adequatecoverage. Mr. Howlett was previously affiliated with a major Canadian investment firm specializing in Mergers & Acquisitions and has received a B.Sc.in Economics from the Wharton School of the University of Pennsylvania..

The Technology
GlobeTrac has acquired the exclusive European distribution rights to a leading edge wireless vehicle tracking, communications, and telematics platform. This technology incorporates new GPRS communications (always on, low cost, pay for data not time, transmission of any data type), mapping software , GPS capabilities , web-based data transfer , in conjunction with PDA's and laptops (and other data devices) . GPRS networks are now in place throughout Europe.

New Functionality Enabled	Share Data ($US):

This new, low cost technology enables functionality in areas of telematics (remote monitoring / diagnostics), on-demand polling , geofencing (setting up responses to virtual boundaries), as well as standard 2-way communication .

Customers can become much more efficient in terms of routing, fuel reductions, and improved employee efficiency, and the capability to recover (or disable) stolen vehicles. In Europe, with the cost per mile for commercial vehicles of about $1.50, savings can be very large.

Recent Price:                                                                                             $1.40
52-week Price Range:                                                                    $0.51 - $1.46
Shares Outstanding (3/31/03):                                                         21.04 million
Fully Diluted Shares (1):                                                                    22.31 million

(1) Incl.$637,206 Conv. Debt @ $0.50 (incl. accrued interest).

Potential Markets	Capitalization ($US):
  There are an estimated 41 million commercial vehicles in Europe (vs. 27 million in the U.S.) with less than 10% having a fleet management system in operation. Virtually all research firms (i.e. Strategis Group, Ovum Research, Forrester, etc.) expect major growth in vehicle location services, telematics, mobile office workers, and wireless markets generally.
Market Capitalization: $29.5 million Total Debt (2) (3/31/03): $646,537 (2) Incl.$637,206 Conv. Debt, $591,890 Due to Related, $80,053 Advances Payable.
We believe there is virtually unlimited sales potential for GlobeTrac .	Corporate Information:
President: James Pratt Phone: (800) 648-4287 Website: www.globetrac.com e-mail: info@globetrac.com
SEVERAL FACTORS SPEAK LOUDLY IN FAVOR OF GLOBETRAC:

1 - Converging technologies (GPRS, mapping, Internet, wireless devices) which make possible a host of new uses andmarkets.
2 - A fully commercialized and state of the art vehicle / fleet management system.
3 - A very large and untapped market combined with a highly favorable value proposition for customers.
4 - Early indications of success with potential to ramp up sales through Q3/Q4 of 2003.
5 - Unique financial advantages (i.e. virtually no R&D, IT requirements).
6 - Highly competent management with successful track records.

Our analysis indicates that the market in general views this new sector very favorably, attributing Price / Sales multiplesof 3x to over 10x for companies exhibiting strong growth in revenues (see p. 7). Assuming 7000 units sold over the next12 months, we project annualized revenues of £4.5 million – for a company value of over $35 million at that time (we have attributed a 5x multiple for GlobeTrac given its relatively attractive cost structure. We believe there is significantupside in these figures.

July 21, 2003

Exhibit - 1

THE COMPANY
Acquisition of Exclusive License in 2002
In August, 2002, GlobeTrac changed its business direction by acquiring all of the issued and outstanding shares of Global Axxess Corporation, a private Irish company that has the exclusive rights to distribute global wireless tracking and telematics products in Europe. At that time, a new President and Chief Executive Officer were appointed.

                              In June, 2002, Global Axxess entered into a Master
Distribution Agreement with WebTech Wireless (WEW –
TSX Venture) whereby WebTech granted exclusive rights to
distribute its fleet management System in Europe, a fully
developed, end-to-end wireless vehicle tracking,
communication, and telematics platform.

A telematics device essentially combines
wireless communications with location
sensing-technology that enables a wide range
of functionality.

The integration of telematics with the Internet
facilitates ease of integration of remote
devices with existing back office systems.

THE TECHNOLOGY & PRODUCT SUITE
Converging Technologies at the Heart of the System	GlobeTrac's fleet management system incorporates new best of breed technologies that, taken together enable a whole myriad of applications to be developed. These core technologies include:

 mGPRS communications. GPRS (General Packet Radio Service) technology is a fundamental shift in mobile communications – data from multiple users is assembled into packets which flow through a single channel. It not only allows much greater speeds and handles virtually any data type, it offers lower costs. Coverage is now in place throughout Europe and operators are waiting for easy to use, customer friendly apps (see www.gsmworld.com).

    GPRS vs. Circuit Switch Technology
- Allows multiple users on a single channel.
- Always on connectivity and greater speeds.
- Users pay for data transmitted, not for time
on system.
- Allows efficient mobile transmission of any
data type.
- The result is lower cost & greater capability.

m   Mapping & GPS. Modern mapping software is now being combined with global positioning systems at relatively low cost.   This has the effect of facilitating a whole range of location-based services into GPRS network systems.
m  Web based communications. The Internet has provided the ability to host a variety of application services and eliminate the technical infrastructure and management expense associated with costly proprietary systems.
m   PDA's, Laptops. Because newsystems are Internet-based, a myriad of devices can be connected to data ports on new wireless modems to receive and transmit data.

Capabilities & Related Markets
The integration of these capabilities, combined with low costs, open up an endless array of possible applications, including location / tracking, communications, along with supplemental capabilities – in essence if something can be measured it can now be sent over GPRS network. Management has distinguished these capabilities as follows:

Services	Description / Use of Technology	Most Logical Markets
Location Based Services

m Vehicle monitoring (mapping, tracking, real time polling for location).

m Navigation (route planning, traffic reporting, journey replay).

m Automatic vehicle location, tracking, anti theft.

m Geofencing (i.e. setting up a virtual boundary that may trigger a predefined response – such as a simple warning or turning off a fuel pump).
mCommercial Transportation Firms, including mFleet operators (freight, distribution, couriers) mSecurity Firms mUtilities. mOther service companies.
Telematics	m Remote diagnostics and operating performance (temperature, pressure, speed, etc.). m Event information (air bag deployment, door lock / unlock).	mOil industry m Utilities m Refrigeration units
Communications	m Dispatch, voice, data, messenging	m Same as Location Based.
Internet	m Mobile computing and full network access. m Digital forms, invoicing.	m Same as Location Based m "High value" mobile workers.

© Howlett Research Corp.
Exhibit - 2

GlobeTrac's State of the Art Solution	GlobeTrac now markets a range of solutions, from basic vehicle location systems and Internet connectivity, to a complete web-based management solution customized for enterpris systems. Virtually any device that is capable of machine to machine communication could be accessible by a WebTech product.

The GlobeTrac system includes both a modem installed in the vehicle as well as associated software.

Modems Available (The "Box")
L1000 GPRS Modem.	m Wireless data communications m LAN connectivity m Can support network based location
L 2000 Tracking GPRS + GPS.
m Principally a tracking device frequent position plotting.
m Allows for over-the-air configuration.
m Has the ability to connect terminal devices (laptops, handheld PC's, specialist  in-cab devices.
m Full Internet access while on the move and tri-band connectivity.

T3000 Telemetry & Tracking Unit GPRS + GPS
m Enhanced communications and location tracking
m Telematics capabilities (i.e. panic alerts, remote door lock /unlock, engine immobilization, maintenance notification) and monitoring of heavy equipment and vehicles (refrigeration units, vehicle temperature / fuel / oil level / braking systems, remote assets such as oil & gas wells, compressor stations,
m Full geofencing capabilities.
m Report generation of all telematics events with user-created descriptions.

V 3000	m Same as T3000 with the addition of two-way voice.

Software Portal. GlobeTrac combines its data collection and transmission systems with the Webtech's state-of-the-art Quadrant software product, which is a user-friendly web-based fleet management system. Virtually anywhere there is Internet access, the system offers real time access to all types of data being transmitted by the locator. There are several modules or "service subscription centers" that together offer a wide array of services to subscribers.

m   Mapping center with multiple layers of geographic information.

m   2-way messaging (i.e. confirm message receipt, delivery, basic level dispatching, time, etc.)

m   Report Center. Detailed data display and performance activity in a variety of ways. Also includes export in XML and other standard formats.

m   Telematics - command center for monitoring and
diagnostics plus remote control functionality.
m   Polling. On demand polling for location (where only
present position is required, not full ongoing
location based services are required.
m  Geofencing. User-defined virtual boundaries and
responses (alerts, on-board response, etc.).

      Applicability to Both Basic & Top End Market Segments.
GlobeTrac can also enable those at the top end of
the market those that have installed their own
communications portals and enterprise solutions.
GlobeTrac will offer its onboard modems / boxes
with its several data ports and communications
capabilities. Customers can simply plug in their
own devices and write their own code for whatever
type of data they choose to transmit.

 The device, using only one SIM card, allows voice calls, negating the need to use a mobile phone for voice contact. Digital forms is only one example of an add on to the several device types that can be plugged in to the device.

Bottom line, we believe that GlobeTrac has a tested, state of the art solution with a powerful and flexible feature set that has wide appeal and makes economic sense to several large market segments.

© Howlett Research Corp.
Exhibit - 3

MARKETS AND PRODUCT ACCEPTANCE We believe that the future uses and applicability for new wireless workforce solutions is in its infancyand will grow significantly in view of several factors.

m   Increasing Use of Wireless Generally. Delivery
and other field personnel are already relatively
dependent on basic wireless solutions now. Sales
force automation and customer service are
increasingly seen as core areas of the business .

m  GPRS coverage is now in place throughout
Europe and companies can now take full
advantage a a whole range of new service offerings, provided that a favorable cost-benefit  argument can be made

As reported by Ovum (an international research
company), mobile-office users worldwide is
expected to grow to 137 million by 2004 (up from
only 15 million in 2000. The Strategis Group is
estimating worldwide GPS equipment sales of US
$16 billion in 2003.

m   Increasing Need for Service. In Europe, it is now
estimated that the operating cost is roughly in the
$1.10 - $1.50 per mile range and fleet operators
are acutely aware of these high costs. We also
note that this low cost access is for an "always on" connection, which open up tremendous new capabilities.

m   Latent demand. Existing technologies now in
place are generally proprietary and
expensive to implement and maintain. In
spite of this, the Automatic Vehicle Location
market in the commercial transport sector is
presently a $650 million dollar industry - this
sector includes essentially only early
adopters. As reported by the GSM
Association, as of December, 2002, there
were a mere 4.5 million GPRS customers.

m   Large Market. In Europe, there are an
estimated 41 million commercial vehicles.
This can be broken down as follows:

"Real World Benefits" include:
– Fuel reductions resulting from an enhanced
traffic monitoring.
– Reduced vehicle idle times / improved
employee efficiency.
– Recovery of stolen vehicles and merchandise.

Expectations:

   - The Strategis Group - Vehicle location services of
US $1 billion by 2004.

   - Ovum Research - Location services revenue to
grow to US $18 billion by 2006.

   - Forrester Research - Over 30 million vehicles to be
outfitted with some form of Telematics by 2005.

   - UBS Warburg - Auto voice and data industry
expected to grow to US $33billion by 2010.

We believe that the combination of relatively low cost GPRS systems, combined with the ability to "plug in" new and highly efficient web-based software systems into new wireless modems will create compelling arguments for the wide scale adoption of new service providers such as GlobeTrac.

Given the anticipated growth in mobile office workers, the escalating need to realize efficiencies, and the fact that GPRS networks are now in place, a highly compelling case can be made for this emerging technology and communications sector.

© Howlett Research Corp.
Exhibit - 4

 THE CASE FOR GLOBETRAC PRODUCTS

There is a highly compelling argument in favor of future large scale adoption of AVL and telematics systems. With its recent product launch, we believe that a strong case can be made for a successful sales and marketing effort.

m   Leading Product. Our research indicates that GlobeTrac indeed has a leading product. WebTech Wireless, which has granted GlobeTrac the Master License agreement for Europe, was founded in 2000 by two senior wireless pioneers who were responsible for the design, implementation and acceptance of one of the first public wireless packet data networks deployed in the worl d. This early wireless data experience in combination with their involvement with GPS handsets has enabled WebTech to deliver a leading edge product suite.

m   Management. In the Q4/2002, GlobeTrac began to bring on board additional key employees and consultants - this includes Jim Pratt, a past President of the GSM Association and a highly successful executive with Peoples Phone in Hong Kong (CEO) and Asia Wireles s, a Division of Telstra (Managing Director). A new COO, Colin Albert, recently joined GlobeTrac that has extensive and successful experience with National Sales Management at the highest levels. In addition, Lloyd Crook has been brought on board as CTO with more than 20 years experience in wireless communications, having worked both on the supplier side and the wireless Telco side. We believe that many doors are now being opened by this group.

m  Deliverability. GlobeTrac can execute on its orders in meaningful quantities in under a month.

The Marketing Strategy	Unlike many other technology companies which become
strictly licensing companies, GlobeTrac management intends
to take a hands on approach, particularly in the UK. The key to understanding GlobeTrac's strategy is to appreciate that a combination approach is being implemented. From roughly the beginning of the year to date, GlobeTrac has begun to enhance its profile in the wireless community and undertake a commercialization effort in earnest. A multi pronged sales strategy is contemplated, involving several layers and levels of strategic relationships:

Steps Involved:
- Begin to create awareness.
- Round out executive team.
- Hire direct sales professionals for UK
   and contract agents throughout Europe.
- Form strategic alliances with resellers,
   systems integrators.

Sales Type	Nature of Relationship	Rationale
Direct Sales	mCompany reps in UK.	mCompany management knows market very well. mHave direct feedback from mRapid ramp up in operations.
Agents	mCommission sales for independent agents throughout Europe.	mIndependent representative know market very well. mAgents have already built up waiting clientele, much more rapid access to market.
Resellers	mOutright sale.	mResellers have reach into vertical markets
Applications Developers	mModem licensing / sales.	mDevelopers have the ability and desire to integrate the GlobeTrac system with their clients enterprise software and associated back office functions.
Network Operators	mBundling - GlobeTrac becomes a preferred vendor and sells network products along with its own system	mFew companies are on GPRS service right now, representing a sizable sales opportunity. mGlobeTrac obtains "seal of approval" from large, anded organizations.
Early Indications

In these early stages of the marketing effort, GlobeTrac now has bids in with several companies for several thousand units. We understand that these are mainly with larger customers and GlobeTrac if successful, could expect to begin sales in September onward. In addition, with GlobeTrac's new COO coming on board in the very recent past, he and Jim Pratt, will begin to assemble the UK sales force and the reseller / agent / developer relationships. We understand that feedback has been highly positive, that GlobeTrac technology has worked very well with customers, and that it can deliver meaningful quantities of units on a most acceptable timeframe.

Previous cover stories which GlobeTrac has mentioned include successes with Interlink Reading, Welhams, and CybIT.

© Howlett Research Corp.
Exhibit - 5

 SECTOR VALUATION PARAMETERS

We see some fairly strong evidence that the market likes this new emerging sector of wireless and note two principal valuation factors:

mMost companies are in various stages of growing their business and are not as yet profitable, but becoming so.

mAccordingly, this sector appears to trade at multiples of sales (rather than on a PE basis for example). These multiple appear to be substantial, indicating a very favorable market view for the sector.

mGrowth in revenues appears to be the single most important factor in particular multiples.

We have assembled some interesting data on several companies, as shown below:

Company / Symbol	Currency	Recent Price	Market Cap	Sales (millions)	Net Income (millions)	Price/ Sales

At Road (ARDI - Nasd NM)	US $	$13.25	$637.70	$54.8	$-1.46	11.6
Minorplanet Systems PLC (MPL - LSE)	UK £	£1.19	£92.31	£73.6	£-2.80	1.3
Minorplanet Systems USA (MNPL - Nasd SC)	US $	$0.58	$28.01	$48.2	$-4.40	0.6
WebTech Wireless (WEW - TSX Venture)	Cdn $	$0.50	$13.57	$3.2	$-0.34	4.2
Wireless Matrix (WRX - TSX)	US $	$1.38	$81.40	$26.5	$-0.26	3.1

Notes:
Sales are latest quarter annualized
Net Income is latest quarter only unless otherwise indicated in discussion.

For each company, we have noted the following (note - this is not intended to be a thorough discussion of the companies mentioned, but only as an indication of how the sector as a whole appears to trade):

1. At Road. An obvious darling of Wall Street for several reasons - consistently improving gross margins, narrowing loss
(becoming break even to profitable), 50+ % revenue growth, planning to raise additional $45.5 million. At Road appears very well positioned given the current roll outs of GPRS in the US & Canada, but have a presence in North America only at this time.

2. Minorplanet Systems PL C. One of the early entrants into the sector (1996) and were essentially theonly solution being offered at those days. Very recently, sales do not appear to be growing as quickly as in the past (i.e. non-US sales - Q1 ended 11/02 - £19.6 million, Q2 ended 2/03 - £18.4 million). Continuing problems with US subsidiary (62% owned - 30 million shares). Recent transition to franchising model for Europe (non-UK). Traded at over £8.00 in early 2001.

3. Minorplanet Systems US A. Began its involvement with Minorplanet Systems PLC in 2001, the unit hasnot performed up to expectations. Recent Management changes and Director resignations. Has a significant dependance on SBC (57% of installed base). PLC parent stated in Q1 intent lack of intention to continue to consolidate significant US losses. Sold certain assets and licenses to Aether Systems in March, 2002, resulting in sales contraction. Began marketing the new Minorplanet VMI product during the third quarter of 2001 and is now attempting to build that business. Traded at over $8.00 in early 2000.

4. WebTech Wireless. WebTech has begun to experience some success in the marketplace. For therecent 9 months ended
April, sales were about Cdn $2.5 million vs. Cdn $616,000 for the same period year earlier. There have been several recent announcements concerning new orders. WebTech appears to be approaching its stage of commercialization where it is definitely on the radar screen and customers can be assured of having a proven product with a proven company.

5. Wireless Matri x. Company reports in US dollars (we have adjusted the stock information to that currency @ 1.6 Fx).
Recent announcement of 50% subscriber growth for recent quarter (Q4). Appears to be experiencing success with next generation units. With recent shrinkage of loss to virtually break-even in most recent quarter, appears to be well run company poised to become profitable.

Bottom line, we believe that a new entrant to the market which exhibits discipline, the ability to limit early losses to manageable levels, and consistent performance in a positive direction, the market is evaluating these companies on a long term basis. We believe this bodes well for shareholders of GlobeTrac given out earlier observations concerning the direction of corporate applications in the wireless GPRS marketplace.

© Howlett Research Corp.
Exhibit - 6

EXPECTATIONS FOR GLOBETRAC

We have evaluated GlobeTrac on the basis of an expectation of selling several thousand units, 7,000 of which are required under its contract with WebTech. We have assumed that product sales are treated as a deferred revenue item and included as income over the life of the related service contract (i.e. 36 months).

Units in Service - End of Year			6,000	7,000	10,000

Revenue - Service (per month)		£35.00	£210,000	£245,000	£350,000
Revenue - Product (ratable - per month)		£19.44	£116,667	£136,111	£194,444
Total Monthly Revenue			£326,667	£381,111	£544,444
Annualized Revenue			£3,920,000	£4,573,333	£6,533,333
Company Value @ Indicated Sales Multiple
	5.0		£19,600,000	£22,866,667	£32,666,667

Company Value @ Indicated Sales Multiple			Converted to US Dollars @ 1.6
	5.0		$31,360,000	$36,586,667	$52,266,667

Value Per Share			US Dollars
	5.0		$1.49	$1.74	$2.48

Rational For Multiple Potential Upside

Readers may note that we have attributed GlobeTrac with a healthy 5 times sales multiple.We do this in view of GlobeTrac's cost structure, which we see as highly favorable in relation to others - GlobeTrac is essentially a pure marketing company and avoids the relatively high costs associated with R&D. In addition, GlobeTrac customers are hosted on WebTech servers and incurs only nominal costs in terms of infrastructure / IT costs. Its principal costs

We believe that the figures given above may be considered conservative in view of several considerations:

mShould GlobeTrac be successful in selling these units over the near to medium term, it most certainly will have succeeded in gaining a measure of acceptance in the marketplace.

mShould this prove to be the case, it could reasonably be assumed that expectations at that point would be for even more rapidly growing sales and profits for the future.

mAt that point, if GlobeTrac becomes profitable (on an annualized basis) should a measure of "critical mass" be realized, GlobeTrac could become a "darling" in the market in its own right.
GlobeTrac FinancialAdvantages: m Virtually no R&D requirement. m Hosting /infrastructure performed by WebTech. m Relatively "pure" marketing company

We make these statements in view of the fact that this market is in its infancy, that GlobeTrac is indeed a technology leader in Europe in its space, and that indications are very positive at this point.

Further, we note that GlobeTrac, with a very limited marketing effort to date, is making bids on major accounts that are taking the company seriously - any success with these accounts would not go unnoticed in the marketplace.

© Howlett Research Corp.
Exhibit - 7

MANAGEMENT
 It certainly deserves mention that an important part of our view and outlook concerning GlobeTrac originates at the management level of the company. It is now being led by a new President, Jim Pratt, who has had a long history of success in the industry - this includes experience as CEO of Peoples Phone in Hong Kong and the managing director of Telstra International's offshore wireless business interests. He also is a former Chairman of the GSM Association and a director of Brek Energy Corporation.

Very recently, the company announced the appointment of Colin Albert as COO to devise and implement sales and marketing methodologies. At AstraZeneca Pty Ltd (NYSE:AZN - News), he recently held positions in National Sales Management, Regional Business Management and Product
Management and comes eminently qualified to lead this effort.

We believe that the management of
GlobeTrac has the qualifications and
experience to launch a successful sales effort and introduce itself at the top levels of the largest wireless players in the UK and Europe.

In addition, Lloyd Crook has been brought on board as CTO with more than 20 years experience in wireless communications, having worked both on the supplier side and the wireless Telco side.

  CONCLUSIONS

We believe that GlobeTrac has many facets that speak loudly in its favor:

1 - New converging technologies (GPRS, mapping software, Internet, handsets) which make possible a whole host of new uses and markets.

2- A fully commercialized and state of the art vehicle / fleet management system.

3- A very large and untapped market combined with a highly favorable value proposition for customers.

4-Early indications of success in both North America (WebTech) and interest expressed in Europe by a variety of potential customers.

5- Favorable valuation parameters with virtually unlimited upside.

6- Unique financial advantages (i.e. virtually no R&D, IT requirements).

7- Highly competent management with successful track records.

We believe that GlobeTrac has the potential and is in the process of positioning itself for a rapid ramp up in sales, which could be expected to show results by Q3 / 2003. Given the attractive valuation parameters now exhibited in the marketplace, we see the potential for very attractive returns to shareholders should GlobeTrac fulfill expectations.

© Howlett Research Corp. All rights reserved. The material presented above is based on information and sources believed to be reliable but its accuracy or completeness cannot be guaranteed. Howlett Research Corp. accepts or assumes no liability for the foregoing material. There can be no assurances of the company reaching sales forecasts or projections as outlined in this report. Howlett Research Corp. has relied on management for information and data presented in this report and has not verified its accuracy. The analysis contained herein does not purport to be a complete study of the featured company and any views expressed are as of the date hereof and are subject to change without notice. This report is for information only and is not intended as an offer or solicitation with respect to the purchase or sale of any security, nor should any information or opinions expressed in this report be construed as investment advice. Companies mentioned herein may carry a high investment risk; and readers should carefully review the companies thoroughly with their registered investment advisor or registered stockbroker. Howlett Research Corp. has accepted a less of under $10,000 from GlobeTrac Inc. in preparing this report which represents the total consideration du e. No other consideration has been paid or is payable by any person or entity. Howlett Research Corp. has not been involved in, nor does it envision participating in any transaction or investment banking business related to GlobeTrac Inc.

© Howlett Research Corp.
Exhibit - 8